Exhibit 99.1

Mobile Infrastructure Reports Third Quarter 2023 Financial Results

— Completed Merger Transaction and Listed on NYSE American

— Repaid $25 Million Of Debt In Third Quarter

— Non-Recurring, Non-Cash Charges Impact Net Income

—Planned Conversion from Lease to Management Contracts in 2024 To Clarify Asset Performance and Facilitate Incremental Returns

Cincinnati, OH – November 13, 2023 – Mobile Infrastructure Corporation (NYSE American: BEEP) (“Mobile” or the “Company”), a company focusing on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States, today reported results for the third quarter ended September 30, 2023.

Commenting on third quarter highlights, Manuel Chavez III, Chief Executive Officer, said “During the third quarter, we completed the merger transaction with Fifth Wall Acquisition Corp. III (“FWAC”) and the listing of Mobile on the New York Stock Exchange American, marking an important milestone in the Company’s lifecycle. In connection with the merger transaction, we reduced our leverage profile and paid down $25 million of debt, significantly improving our balance sheet and enhancing our ability to pursue accretive acquisitions.”

Chavez added, “Our parking asset portfolio performance in the third quarter was slightly below last year’s levels, as positive leasing trends were offset by quarter-specific issues that affected logistics in several geographies and delayed collections from certain large clients. These challenges were mostly temporary in nature and are expected to be offset by the inflection in return to office trends and leasing efforts that should favorably impact the fourth quarter and benefit 2024. Additionally, third quarter results were impacted by substantial non-cash charges that are not expected to recur in future periods. Excluding these charges, the Company would have reported results that were comparable to last year’s third quarter.

“Looking ahead, we will continue to focus on driving revenue growth, while also implementing a strategic business model change. In 2024, we intend to convert the majority of our lease agreements into asset management contracts. This change will result in better revenue linearity compared to revenue recognition in our current agreements, in which lease payments are based on cash collections from operators. We believe the shift to management contracts will not only reduce the revenue variability associated with the timing of payments for contract parking agreements, but also provide our team with more opportunities to optimize our assets through active management.”

Third Quarter Highlights

●	Completed the merger with FWAC and associated public listing of the common shares.

●	Significantly deleveraged the balance sheet with a $25 million reduction of debt.

●	Net loss attributable to common stockholders was $23.1 million, or $1.77 per diluted share

●	Total revenue was $8.1 million as compared to $8.4 million in the comparable prior year period.

●	NOI* was $5.9 million as compared to $6.1 million in the comparable prior year period.

●	Adjusted EBITDA* was $4.4 million as compared to $4.3 million in the comparable prior year period.

*An explanation and reconciliation of non-GAAP financial measures are presented later in this press release.

30 West 4th Street, Cincinnati, OH, Phone: 212-509-4000

Financial Results

Statements of Operations

Net loss attributable to common stockholders of $23.1 million, or $1.77 per diluted share, compared with $2.9 million, or $0.22 per diluted share, in the comparable prior year period, was significantly impacted by several non-recurring charges primarily associated with the merger transaction and repositioning of the Company. Most significantly, during the third quarter of 2023, we reported a non-cash charge of $16.1 million for the excess of fair value of the Series 2 Preferred Stock over the original issue price. The Company also reported non-cash impairment charges of $8.7 million associated with three parking facilities, as a result of continuing delays in back-to-work trends impacting these assets. The Company will continue to focus on leasing efforts for these assets, but may also explore alternative options, including strategic transactions that would allow capital to be recycled into assets that better align with the Company’s growth strategy and market focus. General and administrative expenses include a $1.4 million non-cash charge for the cancellation by executive management of LTIP Units, and the planned reallocation of such units to non-executive employees.

Interest expense for the third quarter 2023 was $3.6 million, as compared to $3.7 million during the third quarter of 2022, reflecting the impact of the higher interest rate environment, offset by the impact of the $25 million paydown of indebtedness.

NOI

Net Operating Income (“NOI”), defined by the Company as total revenues less property taxes and operating expenses, was $5.9 million for the third quarter of 2023, representing a 3.1% decrease from the third quarter of 2022.

Total revenue of $8.1 million during the third quarter of 2023 declined by 3.5% from $8.4 million in the prior year quarter. Total revenue from the portfolio was favorably impacted by continued leasing efforts, but was more than offset by the timing of collections from several larger contract parkers, as well as market-specific trends around certain assets. Further, base rent changes reflect contract restructurings at certain locations where the Company has elected to lower base rent and increase its share of percent rent to better align revenues with location performance, providing more revenue upside when parking utilization increases. Total property taxes and operating expenses for the third quarter of 2023 were $2.2 million, as compared to $2.3 million during the same period in 2022.

Adjusted EBITDA

Adjusted EBITDA was $4.4 million for the third quarter of 2023, representing a 2.3% increase over the same year-ago period. The increase reflects the impact of NOI described above, as well as savings in professional fees and general and administrative expenses outside of non-cash stock compensation.

Balance Sheet

As of September 30, 2023, the Company had $18.7 million in cash, cash equivalents and restricted cash. As of September 30, 2023, total debt outstanding, including outstanding borrowings on the credit facility and notes payable, was $193.5 million, compared to total debt outstanding of $219.7 million as of December 31, 2022.

As of September 30, 2023, the Company’s outstanding debt had a weighted-average interest rate of 6.8%.

Third Quarter 2023 Financial Results Page 2

Forward-Looking Statements

Certain statements included in this press release that are not historical facts (including any statements concerning our assessment of various trends impacting our economic performance, the effects of implementation of strategic model changes, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects include, but are not limited to the fact that we previously incurred and may continue to incur losses, we will need to improve cash flow from operations to avoid a future liquidity event, we may be unable to attain our investment strategy or increase the value of our portfolio, our parking facilities face intense competition, which may adversely affect rental and fee income, we may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan, and other risks and uncertainties discussed the section titled “Risk Factors” of our final prospectus, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 on November 2, 2023, in connection with our registration statement on Form S-11.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon any forward-looking statements included herein. All forward-looking statements are made as of the date of this press release, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements made after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this press release will be achieved.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation (formerly known as Fifth Wall Acquisition Corp. III or “FWAC”) is a Maryland corporation. The Company focuses on acquiring, owning and leasing parking facilities and related infrastructure, including parking lots, parking garages and other parking structures throughout the United States. The Company targets both parking garage and surface lot properties primarily in the top 50 U.S. Metropolitan Statistical Areas, with proximity to key demand drivers, such as commerce, events and venues, government and institutions, hospitality and multifamily central business districts. As of September 30, 2023, the Company owned 43 parking facilities in 21 separate markets throughout the United States, with a total of 15,676 parking spaces and approximately 5.4 million square feet. The Company also owns approximately 0.2 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

Stephanie Hogue

Chief Financial Officer

(646) 471-0056

Third Quarter 2023 Financial Results Page 3

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	As of September 30, 2023	As of December 31, 2022
	(unaudited)
ASSETS
Investments in real estate
Land and improvements	$161,362	$166,225
Buildings and improvements	260,281	272,605
Construction in progress	1,189	1,206
Intangible assets	10,028	10,106
	432,860	450,142
Accumulated depreciation and amortization	(27,752)	(31,052)
Total investments in real estate, net	405,108	419,090

Fixed assets, net	193	210
Assets held for sale	—	696
Cash	13,736	5,758
Cash – restricted	4,934	5,216
Prepaid expenses	1,057	953
Accounts receivable, net	2,174	1,849
Due from related parties	—	156
Deferred offering costs	—	2,086
Other assets	286	99
Total assets	$427,488	$436,113
LIABILITIES AND EQUITY
Liabilities
Notes payable, net	$135,127	$146,948
Revolving credit facility, net	58,383	72,731
Accounts payable and accrued expenses	12,961	16,351
Accrued preferred distributions – Series A and Series 1	10,694	8,504
Earnout Liability	1,216	—
Indemnification and legal liability	691	2,596
Liabilities held for sale	—	968
Security deposits	164	161
Due to related parties	470	470
Deferred revenue	238	376
Total liabilities	219,944	249,105
Equity
Preferred stock Series A, $0.0001 par value, 50,000 shares authorized, 2,862 shares issued and outstanding (stated liquidation value of $2,862,000 as of September 30, 2023 and December 31, 2022)	—	—
Preferred stock Series 1, $0.0001 par value, 97,000 shares authorized, 39,811 shares issued and outstanding (stated liquidation value of $39,811,000 as of September 30, 2023 and December 31, 2022)	—	—
Preferred stock Series 2, $0.0001 par value, 60,000 shares authorized as of September 30, 2023 and zero shares authorized as of December 31, 2022; 46,000 and zero shares outstanding as of September 30, 2023 and December 31, 2022, respectively (stated liquidation value of $46,000,000 and zero as of September 30, 2023 and December 31, 2022, respectively)	—	—
Common stock, $0.0001 par value, 500,000,000 and 98,999,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 14,989,848 shares issued and 13,089,848 shares outstanding as of September 30, 2023 and December 31, 2022	—	—
Warrants issued and outstanding – 2,553,192 warrants as of September 30, 2023 and December 31, 2022	3,319	3,319
Additional paid-in capital	240,289	193,176
Accumulated deficit	(130,268)	(109,168)
Total Mobile Infrastructure Corporation Stockholders’ Equity	113,340	87,327
Non-controlling interest	94,204	99,681
Total equity	207,544	187,008
Total liabilities and equity	$427,488	$436,113

Third Quarter 2023 Financial Results Page 4

MOBILE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Base rental income	$2,009	$2,293	$6,040	$6,466
Management income	—	—	—	313
Percentage rental income	6,054	6,058	16,340	15,243
Total revenues	8,063	8,351	22,380	22,022

Expenses
Property taxes	1,802	1,806	5,300	5,486
Property operating expense	390	484	1,441	1,972
Interest expense	3,618	3,675	10,893	9,477
Depreciation and amortization	2,132	2,094	6,389	6,082
General and administrative	4,154	2,499	9,218	5,834
Preferred Series 2 - issuance expense	16,101	—	16,101	—
Professional fees	326	478	1,121	1,761
Organizational, offering and other costs	1,231	1,971	1,348	4,692
Impairments	8,700	—	8,700	—
Total expenses	38,454	13,007	60,511	35,304

Other income (expense)
Gain on sale of real estate	—	(52)	660	(52)
PPP loan forgiveness	—	—	—	328
Other income	1,122	16	1,152	46
Change in fair value of Earn-out liability	4,628	—	4,628	—
Total other income (expense)	5,749	(36)	6,440	322

Net loss	(24,642)	(4,692)	(31,692)	(12,960)
Net loss attributable to non-controlling interest	(6,807)	(2,501)	(10,591)	(7,280)
Net loss attributable to Mobile Infrastructure Corporation’s stockholders	$(17,835)	$(2,191)	$(21,100)	$(5,680)

Preferred stock distributions declared - Series A	(48)	(54)	(156)	(162)
Preferred stock distributions declared - Series 1	(642)	(696)	(2,034)	(2,088)
Preferred stock distributions declared - Series 2	(4,600)	—	(4,600)
Net loss attributable to Mobile Infrastructure Corporation’s common stockholders	$(23,125)	$(2,941)	$(27,890)	$(7,930)

Basic and diluted loss per weighted average common share:
Net loss per share attributable to Mobile Infrastructure Corporation’s common stockholders - basic and diluted	$(1.77)	$(0.22)	$(2.13)	$(0.61)
Weighted average common shares outstanding, basic and diluted	13,089,848	13,089,848	13,089,848	13,089,848

Third Quarter 2023 Financial Results Page 5

Discussion and Reconciliation of Non-GAAP Measures

Net Operating Income

Net Operating Income (“NOI”) is presented as a supplemental measure of our performance. The Company believes that NOI provides useful information to investors regarding our results of operations, as it highlights operating trends such as pricing and demand for our portfolio at the property level as opposed to the corporate level. NOI is calculated as total revenues less property operating expenses and property taxes. The Company uses NOI internally in evaluating property performance, measuring property operating trends, and valuing properties in our portfolio. Other real estate companies may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other real estate companies. NOI should not be viewed as an alternative measure of financial performance as it does not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income and expenses, or the level of capital expenditures necessary to maintain the operating performance of the Company’s properties that could materially impact results from operations.

EBITDA and Adjusted EBITDA

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA reflects net income (loss) excluding the impact of the following items: interest expense, depreciation and amortization, and the provision for income taxes, for all periods presented. When applicable, Adjusted EBITDA also excludes certain recurring and non-recurring items from EBITDA, including, but not limited to gains or losses from disposition of real estate assets, impairment write-downs of depreciable property, non-cash changes in the fair value of the Earn-Out liability, merger-related charges and other expenses, gains or losses on settlements, and stock-based compensation expense.

The use of EBITDA and Adjusted EBITDA facilitates comparison with results from other companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. EBITDA and Adjusted EBITDA also exclude depreciation and amortization expense because differences in types, use, and costs of assets can result in considerable variability in depreciation and amortization expense among companies. The Company excludes stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted. The Company uses EBITDA and Adjusted EBITDA as measures of operating performance which allows for comparison of earnings and evaluation of debt leverage and fixed cost coverage. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure.

Third Quarter 2023 Financial Results Page 6

The following table presents NOI as well as a reconciliation of NOI to Net Loss, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	%	2023	2022	%
Revenues
Base rental income	$2,009	$2,293		$6,040	$6,466
Management income	—	—		—	313
Percentage rental income	6,054	6,058		16,340	15,243
Total revenues	8,063	8,351	(3.5%)	22,380	22,022	1.6%
Less:
Property taxes	1,802	1,806		5,300	5,486
Property operating expense	390	484		1,441	1,972
Net Operating Income	$5,871	$6,061	(3.1%)	$15,639	$14,564	7.4%

Reconciliation
Net loss	(24,642)	(4,692)		(31,691)	(12,960)
Gain on sale of real estate	—	52		(660)	52
PPP loan forgiveness	—	—		—	(328)
Other income	(1,121)	(16)		(1,152)	(46)
Change in fair value of Earn-out liability	(4,628)	—		(4,628)	—
Interest expense	3,618	3,675		10,893	9,477
Depreciation and amortization	2,132	2,094		6,389	6,082
General and administrative	4,154	2,499		9,218	5,834
Preferred Series 2 - issuance expense	16,101	-		16,101	—
Professional fees	326	478		1,121	1,761
Organizational, offering and other costs	1,231	1,971		1,348	4,692
Impairment of real estate assets	8,700	-		8,700	—
Net Operating Income	$5,871	$6,061		$15,639	$14,564

Third Quarter 2023 Financial Results Page 7

The following table presents the calculation of EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
(in thousands)
Reconciliation of Net loss to Adjusted EBITDA Attributable to the Company
Net Income (Loss)	$(24,642)	$(4,692)	$(31,691)	$(12,960)
Interest expense	3,618	3,675	10,893	9,477
Depreciation and amortization	2,132	2,094	6,389	6,082
EBITDA Attributable to the Company	$(18,892)	$1,077	$(14,409)	$2,599
Organization and offering costs	1,231	1,971	1,348	4,692
Impairment of real estate assets	8,700	—	8,700	—
Preferred Series 2 - issuance expense	16,101	—	16,101	—
Change in fair value of Earnout Liability	(4,628)	—	(4,628)	—
Gain on settlement of indemnification liability	(1,155)	—	(1,155)	—
PPP loan forgiveness	—	—	—	(328)
Gain (loss) on sale of real estate	—	52	(660)	52
Equity-based compensation	3,052	1,168	6,135	1,752
Adjusted EBITDA Attributable to the Company	$4,409	$4,268	$11,432	$8,767

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